Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of AutoZone, Inc. of our reports dated October 24, 2011, with respect to AutoZone, Inc.’s consolidated financial statements and the effectiveness of internal control over financial reporting of AutoZone, Inc., included in this Annual Report (Form 10-K) for the year ended August 27, 2011:
Registration Statement (Form S-8 No. 333-19561) pertaining to the AutoZone, Inc. 1996 Stock Option Plan
Registration Statement (Form S-8 No. 333-42797) pertaining to the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan
Registration Statement (Form S-8 No. 333-48981) pertaining to the AutoZone, Inc. 1998 Director Stock Option Plan
Registration Statement (Form S-8 No. 333-48979) pertaining to the AutoZone, Inc. 1998 Director Compensation Plan
Registration Statement (Form S-8 No. 333-88245) pertaining to the AutoZone, Inc. Second Amended and Restated 1996 Stock Option Plan
Registration Statement (Form S-8 No. 333-88243) pertaining to the AutoZone, Inc. Amended and Restated 1998 Director Stock Option Plan
Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan
Registration Statement (Form S-8 No. 333-75142) pertaining to the AutoZone, Inc. Third Amended and Restated 1998 Director Stock Option Plan
Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan
Registration Statement (Form S-3 No. 333-83436) pertaining to a shelf registration to sell 15,000,000 shares of common stock owned by certain selling stockholders
Registration Statement (Form S-3 No. 333-100205) pertaining to a registration to sell $500 million of debt securities
Registration Statement (Form S-8 No. 333-103665) pertaining to the AutoZone, Inc. 2003 Director Compensation Plan
Registration Statement (Form S-8 No. 333-103666) pertaining to the AutoZone, Inc. 2003 Director Stock Option Plan
Registration Statement (Form S-3 No. 333-107828) pertaining to a registration to sell $500 million of debt securities
Registration Statement (Form S-3 No. 333-118308) pertaining to the registration to sell $200 million of debt securities
Registration Statement (Form S-8 No. 333-139559) pertaining to the AutoZone, Inc. 2006 Stock Option Plan
Registration Statement (Form S-3 No. 333-152592) pertaining to a shelf registration to sell debt securities
Registration Statement (Form S-8 No. 333-171186) pertaining to the AutoZone, Inc. 2011 Equity Incentive Award Plan
/s/ Ernst & Young LLP
Memphis, Tennessee
October 24, 2011